                                   EXHIBIT 11

                              VORNADO REALTY TRUST


                 STATEMENT RE COMPUTATION OF PER SHARE EARNINGS




                                        Year Ended                  Year Ended            Year Ended
                                       December 31,                December 31,          December 31,
                                           1994                       1993                   1992
                                      ---------------           ---------------        -------------
Weighted average number of
 shares outstanding                      21,619,312                19,457,485            15,296,978

Common share equivalents for
 options after applying treasury
 stock method                               234,408                   332,963             1,262,351
                                         ----------                ----------            ----------

Weighted average number of shares
 and common stock equivalents
 outstanding                             21,853,720                19,790,448            16,559,329
                                         ==========                ==========            ==========


Income from continuing operation        $41,240,000               $31,755,000            $1,183,000

(Loss) from discontinued operation                -                  (600,000)                    -
Extraordinary item - (loss) on early
  extinguishment of debt                          -                (3,202,000)                    -
                                        -----------               -----------            ----------

Net income                              $41,240,000               $27,953,000            $1,183,000
                                        ===========               ===========            ==========

Net income (loss) per share:
   Continuing operations                    $1.89                    $1.60                  $ .07
   Discontinued operation                       -                     (.03)                     -
   Extraordinary item                           -                     (.16)                     -
                                            -----                    -----                  -----
                                            $1.89                    $1.41                  $ .07
                                            =====                    =====                  =====
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